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                                                               Exhibit 4.15






                        --------------------------------
                        --------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                           INTERNATIONAL PAPER COMPANY

                                       and

                              THE BANK OF NEW YORK

                         Dated as of September 24, 1998

                        --------------------------------
                        --------------------------------




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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS

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SECTION 1.1.  Definition of Terms..............................................2

                              ARTICLE II
             GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.  Designation and Principal Amount.................................5
SECTION 2.2.  Maturity.........................................................5
SECTION 2.3.  Form and Payment.................................................5
SECTION 2.4.  Global Debenture.................................................6
SECTION 2.5.  Interest.........................................................7

                              ARTICLE III
                     REDEMPTION OF THE DEBENTURES


SECTION 3.1.  Tax Event or Investment Company Event
               Redemption......................................................9

SECTION 3.2.  Optional Redemption by Company...................................9

                              ARTICLE IV
                 EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.  Extension of Interest Payment Period............................10
SECTION 4.2.  Notice of Extension.............................................11
SECTION 4.3.  Limitation of Transactions......................................12

                               ARTICLE V
                               EXPENSES

SECTION 5.1.  Payment of Expenses.............................................12
SECTION 5.2.  Payment Upon Resignation or Removal.............................13

                              ARTICLE VI
                         ADDITIONAL COVENANTS

SECTION 6.1.  Listing on an Exchange..........................................14
SECTION 6.2.  Ownership of Common Securities..................................14
SECTION 6.3.  Maintenance of Trust............................................14

                              ARTICLE VII
                             VOTING RIGHTS

SECTION 7.1   Debenture Holder Voting Rights..................................14

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                                   ARTICLE VII
                                  SUBORDINATION

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SECTION 8.1   Subordination of Debentures.....................................16

                               ARTICLE IX
                              MODIFICATION

SECTION 9.1   Modification of Indenture and First
               Supplemental Indenture.........................................16

                                ARTICLE X
                            FORM OF DEBENTURE

SECTION 10.1. Form of Debenture...............................................17

                               ARTICLE XI
                      ORIGINAL ISSUE OF DEBENTURES

SECTION 11.1. Original Issue of Debentures....................................26

                               ARTICLE XII
                              MISCELLANEOUS

SECTION 12.1. Ratification of Indenture.......................................26
SECTION 12.2. Trustee Not Responsible for Recitals............................26
SECTION 12.3. Governing Law...................................................26
SECTION 12.4. Separability....................................................26
SECTION 12.5. Counterparts....................................................27

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                                       ii

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              FIRST SUPPLEMENTAL INDENTURE, dated as of September 24, 1998 (the
"First Supplemental Indenture"), between International Paper Company, a New York corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee") under the Indenture, dated as of September 15, 1998, between the Company and the Trustee (the "Indenture").

              WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide, among other things, for the future issuance of the Company's unsecured subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

              WHEREAS, Section 9.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

              Section 9.1(6) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and
3.1 of the Indenture; and

              the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this First Supplemental Indenture;

              WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 7 7/8% Junior Subordinated Deferrable Interest Debentures due 2038 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture, and this First Supplemental Indenture;

              WHEREAS, International Paper Capital Trust III, a Delaware statutory business trust (the "Trust"), has offered to the public 28,000,000 of its 7 7/8% Capital Securities (the "Capi tal Securities") with an aggregate Liquidation Amount (as defined herein) of $700,000,000(or 32,200,000 Capital Securities with an aggregate Liquidation Amount of $805,000,000 if the Underwriters' over-allotment option with respect to such Capital Securities (the "Option") is exercised in full), representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of 865,980 of the Trust's 7 7/8% Common Securities (the "Common Securities") with an aggregate Liquidation Amount of $21,649,500 (or 995,877 Common Securities with an aggregate Liquidation Amount of

$24,896,925 if the Option is exercised in full), representing undivided beneficial interests in the assets of the Trust, in $721,649,500 aggregate principal amount of the Debentures (or $829,896,925 if the Option is exercised in full); and

              WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

              NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.  Definition of Terms.

              Unless the context otherwise requires:

              (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this First Supplemental Indenture;

              (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

              (c) the singular includes the plural and vice versa;

              (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

              (e) headings are for convenience of reference only and do not affect interpretation;

              (f) the following terms have the meanings given to them in the Declaration or in Annex I thereto: (i) Business Day; (ii) Clearing Agency;
    (iii) Delaware Trustee; (iv) Depositary; (v) Certificate; (vi) Property Trustee; (vii) Regular Trustees; (viii) Underwriting Agreement; (ix) Affiliate; (x) Underwriters and (xi) Capital Securities Guarantee; and

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              (g) the following terms have the meanings given to them in this
    Section 1.1(g):

              "Additional Sums" shall have the meaning set forth in Section 2.5.

              "Declaration" means the Amended and Restated Declaration of Trust of International Paper Capital Trust III, a statutory business trust formed under Delaware law, dated as of September 24, 1998.

              "Extension Period" shall have the meaning set forth in Section
4.1.

              "5 1/4% Debentures" means the 5 1/4% Junior Subordinated Deferrable Interest Debentures due 2025 of the Company.

              "Global Debenture" shall have the meaning set forth in Section
2.4.

              "Investment Company Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters, who shall not be an officer or employee of the Company or any of its Affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

              "Liquidation Amount" means the stated amount of $25 per Capital Security and $25 per Common Security.

              "Non Book-Entry Capital Securities" has the meaning set forth in
Section 2.4.

              "Senior Indebtedness" shall mean in respect of the Company (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor

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for the reimbursement of any letter of credit, bankers acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Debentures (including the 5 1/4% Debentures which are pari passu with the Debentures) and (2) any indebtedness (including all other debt securities and Capital Securities Guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other similar securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

              "Stated Maturity" has the meaning set forth in Section 2.2.

              "Tax Event" means the receipt by the Trust of an opinion of tax counsel to the Company experienced in such matters, who shall not be an officer or employee of the Company or any of its Affiliates, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the delivery of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

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                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.  Designation and Principal Amount.

              There is hereby authorized a series of Securities designated the "7 7/8% Junior Subordinated Deferrable Interest Debentures due 2038", limited in aggregate principal amount to $721,649,500 (or $829,896,925 if the Option is exercised in full) which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to
Section 3.3 of the Indenture.

SECTION 2.2.  Maturity.

              (a) The Debentures will mature on December 1, 2038 (such date, as it may be advanced as described in Section 2.2(b), the "Stated Maturity").

              (b) If a Tax Event occurs, then the Company shall have the right, upon written notice to the Trustee prior to the termination of the Trust, to advance the Stated Maturity of the Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Debentures be less than 15 years from the date of original issuance thereof. The Stated Maturity may be advanced only if, in the written opinion of independent tax counsel to the Company experienced in such matters, delivered to the Trustee, (a) after advancing the Stated Maturity, interest paid on the Debentures will be deductible for United States Federal income tax purposes and (b) advancing the Stated Maturity will not result in a taxable event to holders of the Capital Securities.

              If the Company elects to advance the Stated Maturity of the Debentures, it shall give written notice to the Trustee, and the Trustee shall give notice of such change to the Holders of the Debentures not less than 30 and not more than 60 days prior to the effectiveness thereof.

SECTION 2.3.  Form and Payment.

              Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the Corporate Trust Office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as

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shall appear in the Security Register. However, a Holder of $1 million or more in aggregate principal amount of Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Trustee not later than 15 calendar days prior to the date on which the interest is payable. Not-withstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including compounded interest and Additional Sums, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4.  Global Debenture.

              (a) In connection with a liquidation,

                   (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company, upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

                   (ii) if any Capital Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Clearing Agency or its nominee ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate Liquidation Amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Capital Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Security Certificate cancelled, will be executed by the Company and

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         delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

              (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor
     Depositary selected or approved by the Company or to a nominee of such successor Depositary.

              (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article III of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 3.5 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5.  Interest.

              (a) Each Debenture will bear interest at the rate of 7 7/8% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article Four hereof) quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date") commencing on December 1, 1998, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which shall be the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

              (b) The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the Coupon Rate by four. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

              (c) Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof at the Coupon Rate, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the Coupon Rate by four.

              (d) If, at any time the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Sums") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1.  Tax Event or Investment Company Event Redemption.

              (a) If a Tax Event or Investment Company Event has occurred and is continuing then, notwithstanding Section 3.2(a) but subject to Section 3.2(b) the Company shall have the right, upon not less than 30 days' nor more than 60 days' written notice to the Holders of the Debentures, to redeem the Debentures, in whole (but not in part), for cash, at any time prior to September 24, 2003 and within 90 days following the occurrence of such Tax Event or Investment Company Event (the "90 Day Period") at a redemption price (the "Redemption Price") equal to the accrued and unpaid interest on the Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

              (b) The Company's right to redeem the Debentures pursuant to this
    Section 3.1(a) shall be subject to the condition that if at the time there is available to the Company or the Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event or Investment Company Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Company, the Trust or the Holders of the Debentures and will involve no material cost, the Company shall pursue such measures in lieu of redemption; pro vided further, that the Company shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to the Declaration.

SECTION 3.2.  Optional Redemption by Company.

              (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article XII of the Indenture, except as other-wise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, at any time or from time to time, on or after September 24, 2003, at a redemption price equal to the accrued and unpaid interest on the Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof (the "Optional Redemption Price").

              Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days' notice before


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the redemption date to each Holder of the Debentures, at the Optional Redemption
Price. If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Holder of Debenture to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

              (b) If a partial redemption of the Debentures would result in the delisting of the Capital Securities issued by the Trust from any national securities exchange or other organization on which the Capital Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.


SECTION 3.4   No Sinking Fund.

              The Debentures are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.  Extension of Interest Payment Period.

              The Company shall have the right, at any time and from time to time during the term of the Debentures, so long as no Event of Default has occurred and is continuing, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension Period may extend beyond the Stated Maturity or end on a day other than an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate, compounded quarterly for each quarterly period of the Extension Period. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the Coupon Rate, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day


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months and the actual days elapsed in a partial month in such period). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and Holders of Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States Federal income tax purposes, including any Additional Sums and compounded interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the first record date after the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Stated Maturity, or except as provided below, end on a day other than an Interest Payment Date. In the event that the Stated Maturity is advanced to a date prior to the end of an Extension Period, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Company. In the event that any Debentures are called for redemption on a date prior to the end of an Extension Period, with respect to such Debentures, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Company. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

SECTION 4.2.  Notice of Extension.

              (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extension Period on the earlier of (i) 10 Business Days prior to the next succeeding date on which Distributions on the Capital Securities issued by the Trust are payable, or (ii) the date the Regular Trustees are required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, but in any event at least one Business Day before such record date.

              (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

              (c) The period in which any notice is given pursuant to paragraphs
    (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarterly periods permitted in the maximum Extension Period permitted under Section 4.1.

SECTION 4.3.  Limitation of Transactions.

              If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, (ii) there shall have occurred any Event of Default, as defined in the Indenture, or (iii) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee then the Company (a) shall not declare or pay dividends on, make distributions with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures, including the 5 1/4% Debentures, and (c) shall not make any Capital Securities Guarantee payments with respect to the foregoing (other than pursuant to the Capital Securities Guarantee).


                                    ARTICLE V
                                    EXPENSES

SECTION 5.1.  Payment of Expenses.

              In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Capital Securities and Common Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

              (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.5 of the Indenture;

              (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Capital Securities and Common Securities (including commissions to the Underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

              (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration; and

              (d) pay any and all taxes, duties, assessments or other governmental charges of whatever nature and all costs and expenses with respect thereto (other than United States with-holding taxes attributable to the Trust or its assets) to which the Trust might become subject so that the net amounts received and retained by the Trust after paying such debts, obligations, costs, expenses, taxes, duties, assessments or other governmental charges will be equal to the amounts that the Trust would have received and retained had such debts, obligations, costs, expenses, taxes, duties, assessments or other governmental charges not been incurred by or imposed on the Trust.

              (e) The foregoing obligations of the Company under the Debentures owned by the Trust are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company will irrevocably waive any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company agrees to execute such additional agreement as may be necessary or desirable to give full effect to the foregoing.

SECTION 5.2.  Payment Upon Resignation or Removal.

              Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


                                   ARTICLE VI
                              ADDITIONAL COVENANTS

SECTION 6.1.  Listing on an Exchange.

              If the Debentures are to be issued as a Global Debenture in connection with the distribution of the Debentures to the holders of the Capital Securities issued by the Trust upon the liquidation of the Trust, the Company will use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Capital Securities are then listed.

SECTION 6.2.  Ownership of Common Securities

              The Company will directly or indirectly maintain 100% ownership of the Common Securities of the Trust (provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities).

SECTION 6.3   Maintenance of Trust

              The Company will use its reasonable efforts to cause the Trust (i) to remain a statutory business trust, (except as provided in the Declaration) and (ii) to otherwise continue to be classified as a grantor trust for United States Federal income tax purposes.


                                   Article VII
                                  VOTING RIGHTS

SECTION 7.1   Debenture Holder Voting Rights.

              (a) The provisions of Sections 5.2, 5.12 and 5.13 of the Indenture are supplemented by the provisions of this Section 7.1.

              (b) The Holders of at least a majority in aggregate principal amount of outstanding Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. The Trustee or the Holders of not less than 25% in aggregate principal amount of outstanding Debentures may declare the principal due and payable immediately upon an Event of Default, and, should the Trustee or such Holders of Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The Holders of a majority in aggregate principal amount of outstanding Debentures, with the consent of a majority in aggregate Liquidation Amount of the outstanding Capital Securities, if such Debentures are held by the Trust, may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee. Should the Holders of Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

              (c) The Holders of at least a majority in aggregate principal amount of the outstanding Debentures affected thereby may, on behalf of the Holders of all the Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected thereby, provided, that if the Debentures are held by the Trust or the Property Trustee, such waiver shall not be effective as to the Debentures unless the holders of at least a majority in aggregate Liquidation Amount of the Capital Securities shall have consented to such waiver; provided further, that if the consent of the Holder of each outstanding Debenture is required, such waiver shall not be effective unless each holder of the Capital Securities shall have consented to such waiver. The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

              (d) If an Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Debentures, and any other amounts payable under the Debentures and the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

                                  ARTICLE VIII
                                  SUBORDINATION

SECTION 8.1   Subordination of Debentures.

              Article XVI of the Indenture provides that the Debentures are subordinate and junior in right of payment to all Senior Indebtedness (the definition of which in the Indenture shall be deemed to be amended and restated in its entirety as set forth in Section 1.1 hereof) of the Company. Subject to such Article XVI and Section 9.7 of the Indenture, no payment of principal of (including redemption payments), or interest on, the Debentures may be made (i) if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the Holders of the Debentures are entitled to receive or retain any payment. In the event that, notwithstanding the foregoing, any payment or distribution of cash, property or securities shall be received or collected by a Holder of the Debentures in contravention of the foregoing provisions, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Debentures are paid in full.


                                   ARTICLE IX
                                  MODIFICATION

SECTION 9.1   Modification of Indenture and First Supplemental
              Indenture.

              So long as any of the Capital Securities remain outstanding, no modification of the Indenture or this First Supplemental Indenture may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Event of Default may be effective, without the prior consent of the holders of at least 66 2/3% of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. In addition, the Company may not amend the Indenture to remove the rights of holders of Capital Securities of the Trust to institute a direct action without the prior written consent of all the holders of Capital Securities or to remove the obligation to obtain the consent of holders of Capital Securities as provided for, or without the consent of the required percentage of holders of the Capital Securities of the Trust. So long as the Company acts in accordance with the terms of the Debentures and the Indenture, the Company may advance the Stated Maturity of and defer interest payable on the Debentures, in each case without the consent of the Trust or the holders of the Capital Securities.


                                    ARTICLE X
                                FORM OF DEBENTURE

SECTION 10.1. Form of Debenture.

              The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

              [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT-This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

              Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


No.                                                      CUSIP No. 460146BC6
   ------------------------

                           INTERNATIONAL PAPER COMPANY

             7 7/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                    DUE 2038

              INTERNATIONAL PAPER COMPANY, a New York corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of _____________ Dollars ($___________) on December 1, 2038, and to pay interest on said principal sum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 1, June 1, September 1 and December 1 of each year (each such date, an "Interest Payment Date") commencing December 1, 1998, at the rate of 7 7/8% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the Coupon Rate by four. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the regular record date for such interest installment, which shall be the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. However, a Holder of $1 million or more in aggregate principal amount of Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Trustee not later than 15 calendar days prior to the date on which the interest is payable. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest (including compounded interest and Additional Sums, if any) on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

              Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof at the Coupon Rate, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the Coupon Rate by four.

              If, at any time the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Sums") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

              The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness and pari passu in right of payment with the Company's 5 1/4% Junior Subordinated Deferrable Interest Debentures due 2025, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

              This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

              The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this [ ]th day of [ ], [ ].

                           INTERNATIONAL PAPER COMPANY



                            By:
                               ----------------------------
                               Name:
                               Title


Attest:

By:
   ------------------------
   Name:
   Title:

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

              This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated
     -----------------------

The Bank of New York,
as Trustee


By
  --------------------------
  Authorized Signatory


                         (FORM OF REVERSE OF DEBENTURE)

              This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 15, 1998, duly executed and delivered between the Company and The Bank of New York as Trustee (the "Trustee"), as supplemented by the First Supplemented Indenture dated as of September 24, 1998, between the Company and the Trustee (the Indenture, as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

              Because of the occurrence and continuation of a Tax Event or an Investment Company Event, in certain circumstances, this Debenture may become due and payable, in whole (but not in part) at any time prior to September 24, 2003 and within 90 days of the occurrence of such Tax Event or Investment Company Event, at a redemption price (the "Redemption Price") equal to the accrued and unpaid interest on the Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

              The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part, on or after September 24, 2003 (an "Optional Redemption"), at a redemption price equal to the accrued and unpaid interest on the Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

              Any redemption pursuant to either of the two preceding paragraphs will be made upon not less than 30 days nor more than 60 days notice before the redemption date, at the Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each Debenture Holder to be redeemed in accordance with its procedures.

              In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

              In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

              The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

              No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

              The Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarterly periods (an "Extension Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon compounded quarterly at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that no Extension Period may last beyond the maturity date of the Debentures or end on a date other than an Interest Payment Date. Before the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarterly periods or extend the maturity date of the Debentures. At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Sums then due, the Company may commence a new Extension Period.

              The Company has agreed that during such Extension Period it (a) shall not declare or pay dividends on, make distributions with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid),
(b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures, including the 5 1/4% Debentures, and (c) shall not make any Capital Securities Guarantee payments with respect to the foregoing (other than pursuant to the Capital Securities Guarantee).

              As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the

Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

              Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Deben ture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security
Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

              No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

              The Debentures of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

              All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

              THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE DEBENTURES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                   ARTICLE XI
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 11.1. Original Issue of Debentures.

              Debentures in the aggregate principal amount of $721,649,500 (or $829,896,925 if the Option is exercised in full may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.1. Ratification of Indenture.

              The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 12.2. Trustee Not Responsible for Recitals.

              The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 12.3. Governing Law.

              This First Supplemental Indenture and each Debenture shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

SECTION 12.4. Separability.

              In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 12.5. Counterparts.

              This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                           INTERNATIONAL PAPER COMPANY



                           By /s/ E. William Boehmler
                              ------------------------------
                              Name:  E. William Boehmler
                              Title: Vice President


[Seal]


Attest:

By: /s/Carol Samalin
   ------------------



                           THE BANK OF NEW YORK
                           as Trustee


                           By /s/ Mary LaGumina
                             ------------------------------
                             Name: Mary LaGumina
                             Title: Assistant Vice President

Attest:


By: /s/Remo Reale
   -----------------


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